AMENDMENT NO. 4

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of December 1, 2011, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Equity Funds (Invesco Equity Funds), and each of Invesco Canada Ltd.(formerly known as Invesco Trimark Ltd.), Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, I and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Contract to remove the following series portfolios: Invesco Large Cap Basic Value Fund and Invesco Large Cap Growth Fund;
NOW, THEREFORE, the parties agree that;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco Capital Development Fund
Invesco Charter Fund
Invesco Constellation Fund
Invesco Disciplined Equity Fund
Invesco Diversified Dividend Fund
Invesco Summit Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: Name:	/s/ John M. Zerr John M. Zerr

Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:

Name:

Title:

By:

Name:

Title:

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:

Name:

Title:

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:

Name:

Title:

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:

Name:

Title:

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:

Name:

Title:

INVESCO HONG KONG LIMITED

Sub-Adviser

By:

Name:

Title:

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:

Name:

Title: